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                                                                    EXHIBIT 4.1

                                                        COMPOSITE CONFORMED COPY

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                                 PHH CORPORATION

                                  $443,000,000

            $82,000,000 6.99% Senior Notes, Series A, due May 1, 2005 $109,000,000 7.55% Senior Notes, Series B, due May 1, 2007
           $154,000,000 8.05% Senior Notes, Series C, due May 1, 2009
            $20,000,000 8.31% Senior Notes, Series D, due May 1, 2012 $18,000,000 6.82% Senior Notes, Series E, due May 1, 2005 $36,000,000 7.41% Senior Notes, Series F, due May 1, 2007 $19,000,000 7.93% Senior Notes, Series G, due May 1, 2009 $5,000,000 8.22% Senior Notes, Series H, due May 1, 2012

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                                Dated May 3, 2002


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                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                      HEADING                              PAGE
SECTION 1.          AUTHORIZATION OF NOTES......................................... 1

SECTION 2.          SALE AND PURCHASE OF NOTES..................................... 2

SECTION 3.          CLOSING........................................................ 2

SECTION 4.          CONDITIONS TO CLOSING.......................................... 3

     Section 4.1.   Representations and Warranties................................. 3
     Section 4.2.   Performance; No Default........................................ 3
     Section 4.3.   Compliance Certificates........................................ 3
     Section 4.4.   Opinions of Counsel............................................ 3
     Section 4.5.   Purchase Permitted By Applicable Law, etc...................... 4
     Section 4.6.   Sale of Other Notes............................................ 4
     Section 4.7.   Payment of Special Counsel Fees................................ 4
     Section 4.8.   Private Placement Number....................................... 4
     Section 4.9.   Changes in Corporate Structure................................. 4
     Section 4.10.  Proceedings and Documents...................................... 4

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................. 5

     Section 5.1.   Organization; Power and Authority.............................. 5
     Section 5.2.   Authorization, etc............................................. 5
     Section 5.3.   Disclosure..................................................... 5
     Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                       Affiliates.................................................. 6
     Section 5.5.   Financial Statements........................................... 6
     Section 5.6.   Compliance with Laws, Other Instruments, etc................... 6
     Section 5.7.   Governmental Authorizations, etc............................... 7
     Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders...... 7
     Section 5.9.   Taxes.......................................................... 7
     Section 5.10.  Title to Property; Leases...................................... 7
     Section 5.11.  Licenses, Permits, etc......................................... 8
     Section 5.12.  Compliance with ERISA.......................................... 8
     Section 5.13.  Private Offering by the Company................................ 9
     Section 5.14.  Use of Proceeds; Margin Regulations............................ 9
     Section 5.15.  Existing Debt; Future Liens.................................... 9
     Section 5.16.  Foreign Assets Control Regulations, etc........................10
     Section 5.17.  Status under Certain Statutes..................................10
     Section 5.18.  Notes Rank PARI PASSU..........................................10

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
     Section 5.19.  Environmental Matters..........................................10

SECTION 6.          REPRESENTATIONS OF THE PURCHASER...............................11

     Section 6.1.   Purchase for Investment........................................11
     Section 6.2.   Source of Funds................................................11

SECTION 7.          INFORMATION AS TO COMPANY......................................13

     Section 7.1.   Financial and Business Information.............................13
     Section 7.2.   Officer's Certificate..........................................16
     Section 7.3.   Inspection.....................................................16

SECTION 8.          PREPAYMENT OF THE NOTES........................................17

     Section 8.1.   No Required Prepayments........................................17
     Section 8.2.   Optional Prepayments with Make-Whole Amount....................17
     Section 8.3.   Change of Control..............................................17
     Section 8.4.   Allocation of Partial Prepayments..............................19
     Section 8.5.   Maturity; Surrender, etc.......................................19
     Section 8.6.   Purchase of Notes..............................................19
     Section 8.7.   Make-Whole Amount and Modified Make-Whole Amount...............19

SECTION 9.          AFFIRMATIVE COVENANTS..........................................21

     Section 9.1.   Compliance with Law............................................21
     Section 9.2.   Insurance......................................................21
     Section 9.3.   Maintenance of Properties......................................21
     Section 9.4.   Payment of Taxes and Claims....................................21
     Section 9.5.   Corporate Existence, etc.......................................22
     Section 9.6.   Notes to Rank Pari Passu.......................................22

SECTION 10.         NEGATIVE COVENANTS.............................................22

     Section 10.1.  Transactions with Affiliates...................................22
     Section 10.2.  Merger, Consolidation, etc.....................................22
     Section 10.3.  Liens..........................................................23
     Section 10.4.  Consolidated Net Worth.........................................26
     Section 10.5.  Ratio of Consolidated Total Debt to Consolidated Net Worth.....26
     Section 10.6.  Limitation on Restricted Payments..............................26
     Section 10.7.  Limitation on Subsidiary Debt..................................26

SECTION 11.         EVENTS OF DEFAULT..............................................28

SECTION 12.         REMEDIES ON DEFAULT, ETC.......................................30

     Section 12.1.  Acceleration...................................................30
     Section 12.2.  Other Remedies.................................................31
     Section 12.3.  Rescission.....................................................31

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
     Section 12.4.  No Waivers or Election of Remedies, Expenses, etc..............31

SECTION 13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..................31

     Section 13.1.  Registration of Notes..........................................31
     Section 13.2.  Transfer and Exchange of Notes.................................32
     Section 13.3.  Replacement of Notes...........................................32

SECTION 14.         PAYMENTS ON NOTES..............................................33

     Section 14.1.  Place of Payment...............................................33
     Section 14.2.  Home Office Payment............................................33

SECTION 15.         EXPENSES, ETC..................................................33

     Section 15.1.  Transaction Expenses...........................................33
     Section 15.2.  Survival.......................................................34

SECTION 16.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...34

SECTION 17.         AMENDMENT AND WAIVER...........................................34

     Section 17.1.  Requirements...................................................34
     Section 17.2.  Solicitation of Holders of Notes...............................35
     Section 17.3.  Binding Effect, etc............................................35
     Section 17.4.  Notes Held by Company, etc.....................................35

SECTION 18.         NOTICES........................................................35

SECTION 19.         REPRODUCTION OF DOCUMENTS......................................36

SECTION 20.         CONFIDENTIAL INFORMATION.......................................36

SECTION 21.         SUBSTITUTION OF PURCHASER......................................37

SECTION 22.         MISCELLANEOUS..................................................38

     Section 22.1.  Successors and Assigns.........................................38
     Section 22.2.  Payments Due on Non-Business Days..............................38
     Section 22.3.  Severability...................................................38
     Section 22.4.  Construction...................................................38
     Section 22.5.  Counterparts...................................................38
     Section 22.6.  Governing Law..................................................38
     Section 22.7.  Waiver of Jury Trial...........................................38
     Section 22.8.  Consent to Jurisdiction........................................39

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
Signature..........................................................................40

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SCHEDULE A          --  INFORMATION RELATING TO PURCHASERS

SCHEDULE B          --  DEFINED TERMS

SCHEDULE 5.4        --  Subsidiaries of the Company and Ownership of Subsidiary
                        Stock

SCHEDULE 5.5        --  Financial Statements

SCHEDULE 5.15       --  Existing Debt

EXHIBIT 1-A         --  Form of 6.99% Senior Note, Series A, due May 1, 2005

EXHIBIT 1-B         --  Form of 7.55% Senior Note, Series B, due May 1, 2007

EXHIBIT 1-C         --  Form of 8.05% Senior Note, Series C, due May 1, 2009

EXHIBIT 1-D         --  Form of 8.31% Senior Note, Series D, due May 1, 2012

EXHIBIT 1-E         --  Form of 6.82% Senior Note, Series E, due May 1, 2005

EXHIBIT 1-F         --  Form of 7.41% Senior Note, Series F, due May 1, 2007

EXHIBIT 1-G         --  Form of 7.93% Senior Note, Series G, due May 1, 2009

EXHIBIT 1-H         --  Form of 8.22% Senior Note, Series H, due May 1, 2012

EXHIBIT 4.4(a)(1)   --  Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(a)(2)   --  Form of Opinion of Executive Vice President and Counsel
                        of the Company

EXHIBIT 4.4(a)(3)   --  Form of Opinion of Senior Vice President, Legal and
                        Assistant Secretary of the Company

EXHIBIT 4.4(a)(4)   --  Form of Opinion of Corporate Counsel to Cendant Mortgage
                        Corporation

EXHIBIT 4.4(b)      --  Form of Opinion of Special Counsel for the Purchasers

                                      -v-
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                                 PHH CORPORATION
                                 1 CAMPUS DRIVE
                        PARSIPPANY, NEW JERSEY 07054-0642

            $82,000,000 6.99% Senior Notes, Series A, due May 1, 2005 $109,000,000 7.55% Senior Notes, Series B, due May 1, 2007
           $154,000,000 8.05% Senior Notes, Series C, due May 1, 2009
            $20,000,00 8.31% Senior Notes, Series D, due May 1, 2012 $18,000,000 6.82% Senior Notes, Series E, due May 1, 2005 $36,000,000 7.41% Senior Notes, Series F, due May 1, 2007 $19,000,000 7.93% Senior Notes, Series G, due May 1, 2009 $5,000,000 8.22% Senior Notes, Series H, due May 1, 2012

                                                                     May 3, 2002

TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     PHH Corporation, a Maryland corporation (the "COMPANY"), agrees with you as follows:

SECTION 1.  AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of:

          (a) $82,000,000 aggregate principal amount of its 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"),

          (b) $109,000,000 aggregate principal amount of its 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"),

          (c) $154,000,000 aggregate principal amount of its 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"),

          (d) $20,000,000 aggregate principal amount of its 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"),

          (e) $18,000,000 aggregate principal amounts of its 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"),

          (f) $36,000,000 aggregate principal amounts of its 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"),

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          (g)  $19,000,000 aggregate principal amounts of its 7.93% Senior
     Notes, Series G, due May 1, 2009 (the "SERIES G NOTES"), and

          (h) $5,000,000 aggregate principal amounts of its 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES").

     The Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes and Series H Notes, are hereinafter collectively referred to as the "NOTES", and such term shall include any such notes issued in substitution therefor pursuant to SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the forms set out in EXHIBITS 1-A, 1-B, 1-C, 1-D, 1-E, 1-F, 1-G and 1-H respectively, with such changes therefrom, if any, as may be approved by you, the Other Purchasers (as hereinafter defined) and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount and of the Series specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the Series specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.  CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "CLOSING") on May 3, 2002 or on such other Business Day thereafter on or prior to May 6, 2002 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 323018688 at JP Morgan Chase, New York, New York, ABA #021000021. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be

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relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SECTION 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since April 1, 2002 that would have been prohibited by SECTION 10 hereof had such Section applied since such date.

     SECTION 4.3.   COMPLIANCE CERTIFICATES.

     (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.9 have been fulfilled.

     (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, Eric
J. Bock, Executive Vice President and Secretary and Counsel for the Company, Joseph Weikel, Senior Vice President, Legal and Assistant Secretary of the Company and John Hromy, corporate counsel to Cendant Mortgage Corporation, covering the matters set forth in EXHIBITS 4.4(a)(1), 4.4(a)(2), 4.4(a)(3) and 4.4(a)(4), respectively and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBITS 4.4(B) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New

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York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

     SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of one special counsel to the Purchasers referred to in SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

     SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity if such liabilities would be Material, at any time following the date of the most recent financial statements referred to in
SCHEDULE 5.5.

     SECTION 4.10. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the

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corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Company, through its agent, Barclays Capital, Inc. has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated March 2002 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. As of the date of Closing, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5 (with respect to the periods covered thereby) including the Annual Report, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     From December 31, 2001 to the date hereof, there has been no change in the financial condition, operations, business, or assets of the Company and its Consolidated Subsidiaries, taken as a whole except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, in the Memorandum, in the Annual Report or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and officers.

     (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another

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Subsidiary free and clear of any Lien other than as permitted pursuant to this
Agreement (except as otherwise disclosed in SCHEDULE 5.4).

     (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) Other than in connection with a securitization transaction permitted pursuant to this Agreement, no Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Material Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Consolidated Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

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     SECTION 5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except (a) as permitted by SECTION 9.4 and (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended April 30, 1996.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11. LICENSES, PERMITS, ETC. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except such conflicts that could not reasonably be expected to have a Material Adverse Effect;

     (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability (other than contributions) pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, in each case, other than such liabilities, penalties, excise taxes or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $40,000,000 in the case of any single Plan and by more than $80,000,000 in the aggregate for all Plans. The terms "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the respective meanings specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not, individually or in the aggregate, Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(e) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Since November 1, 2001, neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to refinance existing debt and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Except as described therein, SCHEDULE 5.15 sets forth, in all material respects a complete and correct list of all outstanding Debt of the Company and its Consolidated Subsidiaries as of March 31, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt aggregating in excess of $25,000,000 of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 10.3.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

     SECTION 5.18. NOTES RANK PARI PASSU. The obligations of the Company under this Agreement and the Notes rank at least PARI PASSU in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in SCHEDULE 5.15 hereto.

     SECTION 5.19. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or
(e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this SECTION 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.  INFORMATION AS TO COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal quarter of each fiscal year of the Company (other than the last fiscal quarter of each such fiscal year), duplicate copies of:

               (i) the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and

               (ii) the related unaudited consolidated statements of income (or operations) and cash flows of the Company and its Consolidated Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(a);

          (b) ANNUAL STATEMENTS -- within 100 days after the end of each fiscal year of the Company, duplicate copies of,

                (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries, as at the end of such year, and

               (ii) the related consolidated statements of income (or operations), changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have performed such audit and stating further whether, in performing such audit, anything came to their attention that caused them to believe that the Company failed to comply with terms, covenants, provisions or conditions of SECTIONS 10.3(p), 10.4, 10.5, 10.6 or 10.7(j), insofar as said sections relate to accounting matters and, if they are aware that any such failure to comply then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

     PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this SECTION 7.1(b);

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Company shall not be required to provide copies of filings made by Asset Securitization Subsidiaries in respect of asset securitization transactions done in the ordinary course of business or copies of pricing supplements filed by the Company in the ordinary course of business in connection with the issuance of medium term notes by the Company, except, in each case, as requested by a holder;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer obtains knowledge of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within ten Business Days after a Responsible Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability (other than contributions) by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, such information regarding the Company required to satisfy the requirements of 17 CFR Section 230.144A, as amended from time to time, in connection with any contemplated transfer of Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTIONS 10.3(p), 10.4, 10.5, 10.6 and 10.7(j) hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, upon not less than one Business Day's prior notice to the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times (it being agreed that normal business hours shall be included as reasonable) and as often as may be reasonably requested.

SECTION 8.  PREPAYMENT OF THE NOTES.

     SECTION 8.1.   NO REQUIRED PREPAYMENTS. Except pursuant to SECTION 8.3 and
SECTION 12.1, t he Notes are not subject to required prepayments of principal.

     SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note of each Series held by such holder to be prepaid (determined in accordance with SECTION 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     SECTION 8.3.   CHANGE OF CONTROL.

     (a) NOTICE OF CHANGE OF CONTROL OR CONTROL EVENT. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Restricted Change of Control, give written notice of such Restricted Change of Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this
SECTION 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this SECTION 8.3.

     (b) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraph (a) of this SECTION 8.3 shall be an offer to prepay, in accordance with and subject to this SECTION 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "SECTION 8.3 PREPAYMENT DATE"). Such date shall be not less than 30 days and not more than 45 days after the date of such offer (if the Section 8.3 Prepayment Date shall not be specified in such offer, the Section 8.3 Prepayment Date shall be the first Business Day which is at least 30 days after the date of such offer).

     (c) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this SECTION 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Section 8.3 Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

     (d)  PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this
SECTION 8.3 shall be at 100% of the principal amount of such Notes, plus the Modified Make-Whole Amount determined for the Section 8.3 Prepayment Date with respect to such principal amount, together with interest on such Notes accrued to the Section 8.3 Prepayment Date. Two Business Days preceding the Section 8.3 Prepayment Date, the Company shall deliver to each holder of Notes being prepaid a statement showing the Modified Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

     (e)  OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this
SECTION 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Section 8.3 Prepayment Date; (ii) that such offer is made pursuant to this SECTION 8.3; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the principal amount of each holder's Notes); (iv) the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Section 8.3 Prepayment Date; (vi) in reasonable detail, the nature and date of the Change of Control; and (vii) in reasonable detail, evidence of the Ratings Decline and the facts and circumstances in respect thereof.

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     (f)  DEFINITIONS.

           (i) "CHANGE OF CONTROL" shall occur if at any time Cendant shall cease to own, directly or through wholly-owned subsidiaries of Cendant, 51% of the voting Capital Stock of the Company free and clear of any direct or indirect Liens.

          (ii) "SECTION 8.3 RATINGS DECLINE" means a decrease in the rating of any outstanding publicly traded senior, unsecured long-term debt of the Company by any Section 8.3 Rating Agency if, after giving effect to such downgrade, the long-term debt which is the subject of such rating has a rating less than "BBB-" by S&P, less than "Baa3" by Moody's or less than "BBB-" by Fitch Ratings, Inc.

         (iii) "RESTRICTED CHANGE OF CONTROL" means the occurrence of a Change of Control and concurrently therewith or within 30 days thereafter, the occurrence of a Section 8.3 Ratings Decline, PROVIDED, HOWEVER, that such 30-day period shall be extended as long as the rating of the long-term debt is under publicly announced consideration by a Section 8.3 Rating Agency
     (i) for possible downgrading or (ii) where the rating is under publicly announced consideration, but where no direction of grading is initially indicated by the Section 8.3 Rating Agency, including classification such as "Credit Watch Developing" where such other similar classification used by the Section 8.3 Rating Agencies.

     SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and without distinction as to Series.

     SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any of its Affiliates pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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     SECTION 8.7.   MAKE-WHOLE AMOUNT AND MODIFIED MAKE-WHOLE AMOUNT. The term
"MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. The "MODIFIED MAKE-WHOLE AMOUNT" shall be determined in the same manner as the "MAKE-WHOLE AMOUNT" except the reference to "0.50%" contained in the definition of "REINVESTMENT YIELD" shall be deemed to be "1.00%" in the case of the determination of Modified Make-Whole Amount. The Modified Make-Whole Amount shall only be used in connection with a prepayment under SECTION 8.3 and shall in no event be less than zero. For the purposes of determining the Make-Whole Amount and Modified Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% (or 1.00% in the case of any determination of the Modified Make-Whole Amount) over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2,
     SECTION 8.3 or SECTION 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     SECTION 8.2 or SECTION 8.3 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties which are Material to its business in good repair, working order and condition (other than ordinary wear and tear) consistent with companies of established reputation and comparable size.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 9.6. NOTES TO RANK PARI PASSU. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct obligations of the Company ranking PARI PASSU as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and PARI PASSU with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt (actual or contingent) of the Company.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 10.1. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

     SECTION 10.2. MERGER, CONSOLIDATION, SALE OF ASSETS ETC. (a) The Company shall not, and shall not permit any Material Subsidiary to, merge into or consolidate with or merge with any other corporation or sell, convey, transfer or lease substantially all of the assets of the Company and its Subsidiaries taken as a whole in a single transaction or series of transactions to any Person unless:

           (i) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by sale, conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, (A) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (B) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

          (ii) in the case of any Material Subsidiary, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by sale, conveyance, transfer or lease substantially all of the assets of the Subsidiary as an entirety, as the case may be, shall either be the Company (in which case, the remaining provisions of this SECTION
     10.2 shall be satisfied) or any one or more other Subsidiaries; and

         (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such sale, conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this SECTION 10.2 from its liability under this Agreement or the Notes. It is understood that, for the purposes of clarity, this SECTION 10.2 does not prohibit or limit transactions in the ordinary course of business of the Company or any Subsidiary including, but not limited to, asset securitization transactions or similar transactions entered into in the ordinary course of business.

     (b) The Company shall not at any time prior to February 4, 2003 permit to occur a Significant Asset Sale Triggering Event if the Company is subject to a covenant restricting a Significant Asset Sale Triggering Event pursuant to any agreement or instrument other than the Bank Agreement and the Medium Term Notes; PROVIDED, HOWEVER, that on and subsequent to February 4, 2003, the provisions of this SECTION 10.2(b) shall, without any further action by any Person, be deemed to be terminated from and after the first date on or after February 4, 2003 on which the Company is not subject (and has not agreed to become subject, at some future date, upon a contingency or otherwise) to one or more covenants restricting a Significant Asset Sale Triggering Event.

     SECTION 10.3. LIMITATIONS ON LIENS. The Company will not, and will not permit any Material Subsidiary that principally transacts business in the United States to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Material Subsidiary, whether now owned or held or hereafter acquired, or upon any income or profits therefrom (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

          (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

          (b) purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the Debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

          (c) Liens and Revolving Liens upon real and/or personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by the Company or any of its Material Subsidiaries, each of which Liens or Revolving Liens existed on such property before the time of its acquisition and was not created in anticipation thereof and any renewal, extension or modification of such Liens or Revolving Liens so long as the aggregate commitment secured is not increased and PROVIDED that no such Lien or Revolving Liens shall extend to or cover any property of the Company or a Material Subsidiary other than the respective property so acquired and improvements thereon;

          (d) Liens and Revolving Liens upon real and/or personal property of a Person, who in connection with the acquisition by the Company or a Material Subsidiary of the stock or equity of such Person becomes a Material Subsidiary, each of which Liens or Revolving Liens existed before the time of the acquisition of such Person and was not created in anticipation thereof and any renewal, extension or modification of such Lien or Revolving Lien so long as the aggregate commitment secured is not increased and PROVIDED that no such Lien or Revolving Lien shall extend to or cover any property of the Company or a Material Subsidiary other than the Material Subsidiary and its acquired Affiliates so acquired;

          (e) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

          (f)  Liens securing Debt of any Material Subsidiary to the Company;

          (g) Liens securing debt and related obligations, or securing interests in asset sale transactions which could alternatively be characterized as debt, or securing obligations to pay rent incurred in connection with asset securitization transactions, which debt or securitized assets are not reported on the Company's consolidated balance sheet or that of the Company's Material Subsidiaries, and which Liens cover only the assets securitized in the applicable asset securitization transaction or Related Assets and Liens on the stock or equity of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

          (h) Liens securing Debt and related obligations of an Asset Securitization Subsidiary in respect of one or more asset securitization transactions, which Debt or securitized assets are reported on the Company's consolidated balance sheet or that of the Company's Material Subsidiaries, and which Liens cover only the assets securitized in the applicable asset securitization transaction or Related Assets, and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of "Asset Securitization Subsidiary", Liens on the stock or other equity interests of such Asset Securitization Subsidiary;

          (i) Liens covering only the property or assets of any Special Purpose Vehicle Subsidiary and securing only such Debt of such Special Purpose Vehicle Subsidiary as is permitted under SECTION 10.7(e) hereof;

          (j) mortgage liens existing on homes acquired by the Company or any of its Material Subsidiaries in the ordinary course of their relocation management business;

          (k) other Liens incidental to the conduct of the business of the Company or its Subsidiaries or the ownership of their property and other assets, which do not secure any Debt and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of its property or other assets of the Company or its Subsidiaries or materially impair the use thereof in the operation of their businesses;

          (l) Liens existing on the Closing date and securing the Debt of the Company or any Material Subsidiary described in SCHEDULE 5.15 hereto and any extensions, renewals or replacements thereof, PROVIDED that any such extensions, renewals or replacements in respect of Liens which are not Revolving Liens shall not extend to any property previously unencumbered by the related Lien and any and all extensions, renewals or replacements including Debt secured by Revolving Liens shall be without increase in the aggregate commitment secured;

          (m) Liens incurred in the ordinary course of business to secure Debt utilized to fund net investments in leases and leased vehicles and equipment, equity advances on homes and mortgages and other assets under management and mortgage programs;

          (n) Liens incurred in the ordinary course of business on mortgages and related assets securing obligations to the extent such obligations are permitted by SECTION 10.7(g) and (h);

          (o) Liens securing the obligations of the Company hereunder and under the Notes created under SECTION 10.3 of this Agreement and the Other Agreements; and

          (p) Liens to secure Debt not otherwise permitted by any of the clauses (a) through (o), PROVIDED that (i) the aggregate amount of Debt secured by such Liens plus (but without duplication) (ii) the aggregate amount of Debt of Material Subsidiaries permitted pursuant to the provisions of SECTION 10.7(j) shall not at any time exceed 15% of Consolidated Net Worth.

     SECTION 10.4 CONSOLIDATED NET WORTH. The Company shall not permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $1,250,000,000 PLUS (ii) 25% of Consolidated Net Income, if positive, for each fiscal quarter after December 31, 2001.

     SECTION 10.5 RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED NET WORTH. The Company will not permit, at any time, Consolidated Total Debt less Cash Equivalents (owned by the Company or any of its Subsidiaries and free of Liens (other than Liens securing Debt)) to exceed eight (8) times Consolidated Net Worth.

     SECTION 10.6. LIMITATION ON RESTRICTED PAYMENTS. The Company will not make any Restricted Payments, if at the time thereof and immediately after giving effect to such Restricted Payment, (i) the Consolidated Total Debt exceeds six and one-half (6.5) times Consolidated Adjusted Net Worth or (ii) any Default or Event of Default exists.

     SECTION 10.7. LIMITATION ON SUBSIDIARY DEBT. The Company will not permit any Material Subsidiary that principally transacts business in the United States to create, incur, assume, suffer to exist or otherwise become liable in respect of any Debt (including, but without limitation,

Debt of the type described in clause (ii) of the definition of the term "DEBT" contained in Schedule B) except:

          (a) Debt owing by any Material Subsidiary to the Company or any other Subsidiary;

          (b) Debt in existence on March 31, 2002, described on SCHEDULE 5.15 hereto, together with any extensions, renewals or replacements thereof, but, in each such case, only to the extent there is no increase in the principal amount being extended, renewed or replaced;

          (c) Debt of any Material Subsidiary of the Company issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Company (other than Debt issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Company) and any extension, renewal or replacement of such debt up to the principal amount thereof at the time of such acquisition; PROVIDED that immediately after giving effect to such Person becoming a Subsidiary of the Company, no Default or Event of Default shall occur or then be continuing;

          (d) purchase money Debt (including Capital Leases) to the extent permitted under SECTION 10.3(b);

          (e) Debt of Special Purpose Vehicle Subsidiaries incurred to finance investment in lease agreements and vehicles by such Subsidiaries, so long as the lender (and any other party) in respect of such Debt has recourse, if any, solely to the assets of such Special Purpose Vehicle Subsidiary;

          (f) Debt of any Asset Securitization Subsidiary incurred solely to finance asset securitization transactions as long as (i) such Debt is unsecured or is secured solely as permitted by SECTION 10.3(h), and (ii) the lender (and any other party) in respect of such Debt has recourse (other than customary limited recourse based on misrepresentations or failure of such assets to meet customary eligibility criteria), if any, solely to the assets securitized in the applicable asset securitization transaction, and Related Assets and if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of "Asset Securitization Subsidiary," the Capital Stock of such Asset Securitization Subsidiary;

          (g) Debt (other than Debt of Asset Securitization Subsidiaries incurred to finance asset securitization transactions permitted by this Agreement) consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with other mortgage warehouse financing arrangements, if the aggregate principal amount of all such Debt does not exceed $900,000,000;

          (h) any Debt of Material Subsidiaries engaged in mortgage servicing in an aggregate amount not to exceed the lesser of (i) $500,000,000 or (ii) 25% of all unencumbered mortgage servicing assets of Material Subsidiaries, which Debt is secured by mortgage servicing assets; PROVIDED that the proceeds of any such Debt shall be used to repay Senior Debt;

          (i) deposits raised in the ordinary course of the banking business of Wright Express Financial Services Corporation ("WRIGHT EXPRESS") that constitute Debt and any discount with, or borrowing from, any Federal Reserve Bank or Federal Home Loan Bank by Wright Express in the ordinary course of the banking business of Wright Express; and

          (j) other Debt of Material Subsidiaries not otherwise permitted by any of the clauses (a) through (i), PROVIDED, that (i) the aggregate amount of Debt permitted by this SECTION 10.7(j) plus (but without duplication)
     (ii) the aggregate amount of Debt secured by Liens permitted by SECTION 10.3(p) shall not at any time exceed 15% of Consolidated Net Worth.

SECTION 11. EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 10.1 THROUGH 10.7, or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of
     SECTION 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in any other currency); PROVIDED that clause
     (iii) shall not apply to secured Debt that becomes due as a result of a voluntary sale of the property or assets securing such Debt so long as such Debt is satisfied in full substantially concurrently with such sale (and, in any event, within 30 days after such sale) and PROVIDED, FURTHER, that clauses (ii) and (iii) shall not apply to any Debt of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Company (other than Debt issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Company) if such default or circumstance arises solely as a result of a "change of control" provision applicable to such Debt which becomes operative as a result of the acquisition of such Subsidiary by the Company or any of its Subsidiaries so long as such Debt is satisfied in full substantially concurrently with such "change of control" (and, in any event, within 30 days after such "change of control"); or

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its

     Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its equivalent in any other currency) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $90,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon or will be permitted at any time more than 90 days after all such Events of Default and Defaults are cured.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company, within five (5) Business Days, shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense, within ten (10) Business Days, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to SECTION 14.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION
13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15. EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the fees and expenses assessed by the Securities Valuation Office of the National Association of Insurance Commissioners in respect of obtaining initially and from time to time a rating on the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you). Notwithstanding the foregoing, the Company shall not be responsible for fees and expenses of counsel to the Purchasers in connection with the issuance and sale of the Notes on the day of the Closing, except for the reasonable fees and expenses of Chapman and Cutler, as counsel to the Purchasers.

     SECTION 15.2. SURVIVAL. The obligations of the Company under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of
SECTION 8, 11(a), 11(b), 12, 17 or 20.

     SECTION 17.2.  SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information as determined in good faith by the Company (together with such other information as may be reasonably requested by any such holder), sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail
with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

         (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mark Johnson, Assistant Treasurer (with a copy to the same address to the attention of "Treasurer"), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this SECTION 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was marked as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, in each case, other than pursuant to a breach of this SECTION 20 of which you are aware, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf and through no breach of this SECTION 20 of which you are aware, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

     SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     SECTION 22.7. WAIVER OF JURY TRIAL. IF AND TO THE EXTENT THEN PERMITTED BY APPLICABLE LAW AT THE TIME OF THE COMMENCEMENT THEREOF, THE COMPANY, AND EACH HOLDER OF NOTES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND

STATUTORY CLAIMS. THE COMPANY AND EACH HOLDER OF NOTES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH HOLDER OF NOTES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     SECTION 22.8. CONSENT TO JURISDICTION. THE COMPANY AND EACH HOLDER OF NOTES HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK, IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                                  *  *  *  *  *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    PHH CORPORATION


                                    By /s/ Duncan H. Cocroft
                                       Its Executive Vice President, Chief
                                         Financial Officer and Treasurer

The foregoing is hereby agreed
to as of the date thereof.

                                    ANCHOR NATIONAL LIFE INSURANCE COMPANY

                                    By: AIG Global Investment Corp., investment
                                        adviser


                                    By /s/ Lochlan O. McNew
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    FIRST SUNAMERICA LIFE INSURANCE COMPANY


                                    By /s/ Gregg Hammer
                                       Title: Authorized Agent

The foregoing is hereby agreed
to as of the date thereof.

                                    AIG LIFE INSURANCE COMPANY

                                    By: AIG Global Investment Corp., as
                                        investment adviser


                                        By /s/ Lochlan O. McNew
                                           Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    AIG ANNUITY INSURANCE COMPANY (formerly)
                                       American General Annuity Insurance
                                       Company

                                    By: AIG Global Investment Corp., investment
                                        adviser


                                    By /s/ Lochlan O. McNew
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                       COMPANY


                                    By /s/ Jeffrey J. Lueken
                                       Its Authorized Representative

The foregoing is hereby agreed
to as of the date thereof.

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                       COMPANY for its Group Annuity Separate
                                       Account


                                    By /s/ Jeffrey J. Lueken
                                       Its Authorized Representative

The foregoing is hereby agreed
to as of the date thereof.

                                    METROPOLITAN LIFE INSURANCE COMPANY


                                    By /s/ A. Dennis White
                                       Title: Director

The foregoing is hereby agreed
to as of the date thereof.

                                    GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


                                    By /s/ Morian C. Mooers
                                       Title: Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    GE LIFE AND ANNUITY ASSURANCE COMPANY


                                    By /s/ Morian C. Mooers
                                       Title: Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    AMERICAN MAYFLOWER LIFE INSURANCE COMPANY
                                       OF NEW YORK


                                    By /s/ Morian C. Mooers
                                       Title: Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    PROFESSIONAL INSURANCE COMPANY


                                    By /s/ Morian C. Mooers
                                       Title: Assistant Vice
                                                President-Investments

The foregoing is hereby agreed
to as of the date thereof.

                                    GE EDISON LIFE INSURANCE COMPANY


                                    By /s/ Hiroyuki KIMOTO
                                       Title: General Manager / Securities

The foregoing is hereby agreed
to as of the date thereof.

                                    MONUMENTAL LIFE INSURANCE COMPANY


                                    By /s/ Bill Henricksen
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    TRANSAMERICA LIFE INSURANCE COMPANY


                                    By /s/ Bill Henricksen
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                    By /s/ Richard J. Tanner
                                       Title: Director

The foregoing is hereby agreed
to as of the date thereof.

                                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                       THE UNITED STATES


                                    By /s/ Nantha K. Suppiah
                                       Title: Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    THE BALTIMORE LIFE INSURANCE COMPANY


                                    By /s/ Matthew Minnetian
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    NY LD CORPORATE FUND COMPANY


                                    By /s/ Lawrence Shaw
                                       Title: Senior Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    THE TRAVELERS INSURANCE COMPANY


                                    By /s/ William M. Gardner
                                       Title: Assistant Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    THE TRAVELERS LIFE AND ANNUITY COMPANY


                                    By /s/ William M. Gardner
                                       Title: Assistant Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                    By: CIGNA Investments, Inc.
                                        (authorized agent)

                                        By /s/ Debra J. Height
                                          Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                    NATIONWIDE  LIFE INSURANCE COMPANY


                                    By /s/ Mark W. Poeppelman
                                       Title: Associate Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    NATIONWIDE LIFE AND ANNUITY INSURANCE
                                       COMPANY


                                    By /s/ Mark W. Poeppelman
                                       Title: Associate Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    FORT DEARBORN LIFE INSURANCE COMPANY


                                    By: Guardian Investor Services LLC


                                        By /s/ Thomas M. Donohue
                                           Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                    THE GUARDIAN LIFE INSURANCE COMPANY OF
                                       AMERICA


                                    By /s/ Thomas M. Donohue
                                       Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                    THE GUARDIAN INSURANCE & ANNUITY
                                       COMPANY, INC.


                                    By /s/ Thomas M. Donohue
                                       Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                    BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA


                                    By /s/ Thomas M. Donohue
                                       Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                    AIB INTERNATIONAL FINANCE


                                    By /s/ Peter Nugent
                                       Title: Senior Vice President

                                    By /s/ Grace Gilligan
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    PHOENIX LIFE INSURANCE COMPANY


                                    By /s/ Christopher M. Wilkos
                                       Title: Senior Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    PHL VARIABLE INSURANCE COMPANY


                                    By /s/ Christopher M. Wilkos
                                       Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                    THE OHIO NATIONAL LIFE INSURANCE COMPANY


                                    By /s/ Michael A. Boedeker
                                       Title: Senior Vice President, Investments

The foregoing is hereby agreed
to as of the date thereof.

                                    PACIFIC LIFE INSURANCE COMPANY


                                    By /s/ Bernard J. Dougherty
                                       Title: Assistant Vice President


                                    By /s/ Peter S. Fiek
                                       Title: Assistant Secretary

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

     "ANNUAL REPORT" means the Annual Report on Form 10K of the Company for the year ending December 31, 2001.

     "ASSET SECURITIZATION SUBSIDIARY" means (i) any Subsidiary engaged solely in the business of effecting asset securitization transactions permitted by the terms herein and activities incidental thereto or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management.

     "BANK AGREEMENT" means the Two Year Competitive Advance and Revolving Credit Agreement dated as of March 4, 1997, as amended and restated through February 21, 2002, among the Company and its lending banks.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "CASH EQUIVALENTS" means (i) investments in commercial paper maturing in not more than 270 days from the date of issuance which at the time of acquisition is rated at least A-1 or the equivalent thereof by S&P, or P-1 or the equivalent thereof by Moody's, (ii) investments in

                                   SCHEDULE B
                          (to Note Purchase Agreement)
direct obligations or obligations which are guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than three years from the date of acquisition, (iii) investments in certificates of deposit maturing not more than one year from the date of origin issued by a lender under the Bank Agreement or a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof having capital, surplus and undivided profits aggregating at least $500,000,000 and in each case A rated or better by S&P or Moody's, (iv) money market mutual funds having assets in excess of $2,000,000,000, (v) investments in asset-backed or mortgage-backed securities, including investments in collateralized, adjustable rate mortgage securities and those mortgage-backed securities which are rated at least AA by S&P or Aa by Moody's or are of comparable quality at the time of investment, and (vi) banker's acceptances maturing not more than one year from the date of origin issued by a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof and having capital, surplus and undivided profits aggregating at least $500,000,000, and rated A or better by S&P or Moody's.

     "CENDANT" means Cendant Corporation, a Delaware corporation.

     "CENDANT SUBSIDIARY" means any Subsidiary of Cendant that is not the Company or a Subsidiary of the Company.

     "CLOSING" is defined in SECTION 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COMPANY" means PHH Corporation, a Maryland corporation.

     "CONFIDENTIAL INFORMATION" is defined in SECTION 20.

     "CONSOLIDATED ADJUSTED NET WORTH" means the sum of stockholder's equity, Preferred Stock of the Company and minority interests as set forth in the Company's consolidated financial statements.

     "CONSOLIDATED NET INCOME" shall mean, for any period for which such amount is being determined, the net income (loss) of the Company and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, PROVIDED that there will be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Company or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Company or any of its Consolidated Subsidiaries, (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated

Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Consolidated Subsidiary, (iv) any extraordinary after-tax gains and (v) any extraordinary pretax losses but only to the extent attributable to a write-down of financing costs relating to any existing and future indebtedness.

     "CONSOLIDATED NET WORTH" shall mean, at any date of determination, all amounts which would be included on a balance sheet of the Company and its Consolidated Subsidiaries under stockholders' equity as of such date in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means all Subsidiaries of the Company that are required to be consolidated with the Company for financial reporting purposes in accordance with GAAP.

     "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, the total assets of the Company and its Consolidated Subsidiaries in accordance with GAAP.

     "CONSOLIDATED TOTAL DEBT" means the total Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "DEBT" means (i) all indebtedness, obligations and other liabilities of the Company and its Subsidiaries which are, at the date as of which Debt is to be determined, includable as liabilities in a consolidated balance sheet of the Company and its Subsidiaries, other than (x) accounts payable and accrued expenses, (y) advances from clients obtained in the ordinary course of the relocation management services business of the Company and its Subsidiaries and
(z) current and deferred income taxes and other similar liabilities, plus (ii) without duplicating any items included in Debt pursuant to the foregoing clause
(i), the maximum aggregate amount of all liabilities of the Company or any of its Subsidiaries under any Guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Company or one of its Subsidiaries and (iii) all other obligations or liabilities of the Company or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Company or one of its Subsidiaries.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Citibank N.A. in New York, New York as its "base" or "prime" rate.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company as contemplated under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in SECTION 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other monetary obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to SECTION 13.1.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge (floating or otherwise), security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "MAKE-WHOLE AMOUNT" is defined in SECTION 8.7.

     "MATERIAL" means material in relation to the business, operations, financial condition or assets of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition or assets of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "MATERIAL SUBSIDIARY" means any Subsidiary which together with its Subsidiaries, at the time of determination, had assets constituting 10% or more of Consolidated Total Assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of the Company and its Consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination; PROVIDED, that so long as any of Cendant Mobility Services Corporation, a Delaware corporation, Cendant Mortgage Corporation, a New Jersey corporation, PHH Vehicle Management Services, LLC, a Delaware limited liability company, Wright Express Financial Services Corporation, a Utah corporation and Wright Express, LLC, a Delaware limited liability company, and their respective successors and assigns, remains a Subsidiary, such respective Subsidiary shall be deemed to be a Material Subsidiary.

     "MEDIUM TERM NOTES" means the Notes issued by the Company pursuant to the Indenture entered into by the Company dated as of November 6, 2000, as supplemented.

     "MEMORANDUM" is defined in SECTION 5.3.

     "MODIFIED MAKE-WHOLE AMOUNT" is defined in SECTION 8.7.

     "MOODY'S" means Moody's Investors Service Inc.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NOTES" is defined in SECTION 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in SECTION 2.

     "OTHER PURCHASERS" is defined in SECTION 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "PREFERRED STOCK" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "RELATED ASSETS" means assets identified with reasonable specificity in connection with an asset securitization transaction and related to the assets securitized in such asset securitization transaction.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "RESTRICTED PAYMENT" means (i) the direct or indirect declaration or payment of any dividend or the making of any distribution or redemption on account of the Capital Stock of the Company by the Company or any Subsidiary, or
(ii) the making by the Company or any Subsidiary of any loan or advance to, or investment in, Cendant or any Cendant Subsidiary. "RESTRICTED PAYMENT" shall not include (a) any distribution in the form of stock or other equity interest, (b) any redemption or acquisition of stock or other equity interest if such redemption or acquisition is either (i) solely in exchange for such stock or other equity interest by the Company or Subsidiary making such redemption or acquisition or (ii) from the net proceeds of a sale of such stock or other equity interest by the Company or Subsidiary making such redemption, which sale shall be made concurrently with such redemption or acquisition and (c) any distribution by any Subsidiary to the Company or a Wholly-owned Subsidiary and any redemption of stock of any Subsidiary by the Company or another Subsidiary.

     "REVOLVING LIEN" means any Lien which extends to property in existence on the date of creation of such Lien and also to any property of substantially the same characteristics subsequently acquired in the ordinary course of business of the Company or a Material Subsidiary.

     "ROLLING PERIOD" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

     "SECTION 8.3 RATING AGENCY" shall mean S&P, Moody's or Fitch Ratings , Inc. or if none of the foregoing agencies is rating publicly traded unsecured long-term Debt of the Company, then another nationally recognized securities rating agency which is then rating publicly traded long-term Debt of the Company.

     "SECTION 10.2(b) RATING AGENCIES" means S&P and Moody's, or, if either S&P or Moody's is not publicly rating the Medium-Term Notes, then another nationally recognized securities rating agency selected by the Company and substituted for whichever agency is not publicly rating the Medium-Term Notes.

     "SECTION 10.2(b) RATING DECLINE" means a decrease in the rating of the Medium-Term Notes by either of the Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories); PROVIDED that such reduction or decrease must occur upon or within 30 days after the occurrence of a Significant Asset Sale, PROVIDED, HOWEVER, that such 30-day period shall be extended as long as the rating of the Medium-Term Notes is under publicly announced consideration by either of the Rating Agencies (i) where the rating of the Medium-Term Notes is under publicly announced consideration for possible downgrading, or (ii) where the rating of the Medium-Term Notes is under publicly announced consideration, but where no direction of grading is initially indicated by the Rating Agency, including classifications such as "Credit Watch Developing" or such other similar classification used by the Rating Agencies, PROVIDED FURTHER, that a Rating Decline shall not have occurred if, after a decrease in rating, the Medium-Term Notes are rated at least Baa1 by Moody's AND A- by S&P.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SENIOR DEBT" shall mean Debt of the Company which is not expressed to be junior or subordinate to any other Debt of the Company and which is held by a Person which is not a Subsidiary or Affiliate of the Company (other than an Affiliate of the Company which is an Institutional Investor which beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interest of Cendant).

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "SERIES" means any of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes or the Series H Notes issued hereunder.

     "SERIES A NOTES" is defined in SECTION 1.

     "SERIES B NOTES" is defined in SECTION 1.

     "SERIES C NOTES" is defined in SECTION 1.

     "SERIES D NOTES" is defined in SECTION 1.

     "SERIES E NOTES" is defined in SECTION 1.

     "SERIES F NOTES" is defined in SECTION 1.

     "SERIES G NOTES" is defined in SECTION 1.

     "SERIES H NOTES" is defined in SECTION 1.

     "SIGNIFICANT ASSET SALE" means (i) any sale by the Company or its Subsidiaries of assets with a fair market value greater than $500,000,000, or
(ii) the sale of 33-1/3% or more of the assets or Capital Stock, as the case may be, of any one of the fleet, relocation or mortgage business segments as described in the Company's Annual Report on Form 10-K dated December 31, 2001, PROVIDED, HOWEVER, that a Significant Asset Sale shall not include transactions in the ordinary course of business of the Company or its Subsidiaries, including, but not limited to, asset securitization and similar transactions.

     "SIGNIFICANT ASSET SALE TRIGGERING EVENT" means the occurrence of both a Significant Asset Sale and a Section 10.2(b) Rating Decline.

     "SPECIAL PURPOSE VEHICLE SUBSIDIARY" means PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business that (i) is, at any time, a party to one or more lease agreements with only one lessee, and (ii) finances, at any one time, its investments in lease agreements or vehicles with only one lender (which lender may be the Company if and to the extent that such loans and/or advances by the Company are not prohibited hereby).

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK

     Set forth below is a list of the Subsidiaries of the Company except that certain Subsidiaries that both (i) contributed in the aggregate for all Subsidiaries less than $7,500,000 to the Company's pretax income for 2001 and
(ii) had assets in the aggregate for all such Subsidiaries of less than $7,500,000 as of December 31, 2001, have been excluded.

                                                          PERCENTAGE OF EQUITY
                                                           OWNED DIRECTLY OR
                                      JURISDICTION OF      INDIRECTLY BY PHH
         NAME OF SUBSIDIARY            INCORPORATION          CORPORATION
Apple Ridge Funding LLC                   Delaware                100%

Apple Ridge Services                      Delaware                100%
Corporation

Cendant Mobility Financial                Delaware                100%
Corporation

Cendant Mobility Government               Delaware                100%
Financial Services Corporation

Cendant Mobility Services                 Delaware                100%
Corporation*

Cendant Relocation Holdings            United Kingdom             100%
Limited

Fairtide Insurance Ltd.                   Bermuda                  82%

Kenosia Funding LLC                       Delaware                100%

Apex Real Estate Information              Alabama                 100%
Services Alabama LLC

Apex Real Estate Information            Pennsylvania              100%
Services LLC

Apex Real Estate Information            Pennsylvania              100%
Services LLP

Apex Title Services, LLC                  Delaware                100%

Atrium Insurance Corporation              New York                100%

Axiom Financial, Inc.                       Utah                  100%

Cendant Mortgage Capital LLC              Delaware                100%

Cendant Mortgage Corporation*            New Jersey               100%

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                                         PERCENTAGE OF EQUITY
                                                          OWNED DIRECTLY OR
                                     JURISDICTION OF      INDIRECTLY BY PHH
         NAME OF SUBSIDIARY           INCORPORATION          CORPORATION
Haddonfield Holding Corporation          Delaware                100%

Hamera Corporation                      California               100%

RMR Financial                           California               100%

Speedy Title & Appraisal Review          Maryland                100%
Services Corp.

PHH Auto Finance Corporation             Maryland                100%

Avis Fleet Leasing and                    Texas                  100%
Management Corporation*

PHH Holdings Corporation                  Texas                  100%

D.L. Peterson Trust*                     Delaware                 98%

Drivershield.com FS Corp.                New York                100%

Chesapeake Funding LLC                   Delaware                100%
(formerly known as Greyhound
Funding LLC)*

Hunt Valley LLC*                         Delaware                100%

AFL Management Services, Inc.*           Delaware                100%

PHH Financial Services, Inc.             Maryland                100%

PHH Solutions and Technologies,          Delaware                100%
LLC*

PHH Vehicle Management                    Canada                 100%
Services Inc.

PHH Vehicle Management                   Delaware                100%
Services LLC*

Raven Funding LLC*                       Delaware                100%

Shawan LLC                               Delaware                100%

Wright Express Financial                   Utah                  100%
Services Corporation*

Wright Express Solutions and             Delaware                100%
Technologies, LLC

Wright Express LLC*                      Delaware                100%

* Material Subsidiary (pursuant to the definition contained in the Note Purchase Agreement)

                                      5.4-2

                                AFFILIATES OF PHH

     Set forth below is a list of the Affiliates of the Company

               Cendant Corporation and its Subsidiaries
               FFD Development Company
               Trip Network, Inc.
               Trilegiant Corporation

                      DIRECTORS AND SENIOR OFFICERS OF PHH

                                    DIRECTORS

                                James E. Buckman
                                Duncan H. Cocroft
                                Stephen P. Holmes

                                    OFFICERS

Richard A. Smith                    President
James E. Buckman                    Executive Vice President, General Counsel &
                                    Assistant Secretary
Thomas D. Christopoul               Executive Vice President
Duncan H. Cocroft                   Executive Vice President, Chief Financial Officer
                                    and Treasurer
Scott E. Forbes                     Executive Vice President
Stephen P. Holmes                   Executive Vice President
Samuel L. Katz                      Executive Vice President, Strategic Development
Kevin M. Sheehan                    Executive Vice President
Eric J. Bock                        Executive Vice President and Secretary
Tobia  Ippolito                     Senior Vice President, Special Projects and Strategic
                                    Initiatives
John T. McClain                     Senior Vice President and Corporate Controller
Vincent  Ventura                    Senior Vice President, Tax
Joseph Weikel                       Senior Vice President, Legal and Assistant Secretary
Joseph  Huber                       Vice President, Tax
Mark E. Johnson                     Vice President and Assistant Treasurer
Richard S. Meisner                  Vice President and Assistant Secretary
Kevin  Monaco                       Vice President
John M. Peterson                    Vice President and Assistant Treasurer
Jean Marie  Sera                    Assistant Secretary
William F. Brown                    Assistant Secretary
Lynn A. Feldman                     Assistant Secretary

                                      5.4-3

                     FINANCIAL STATEMENTS OF PHH CORPORATION

     - Consolidated Statements of Income for years ended December 31, 2001, 2000 and 1999.

     -    Consolidated Balance Sheets as of December 31, 2001 and 2000.

     - Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999.

     - Consolidated Statements of Stockholder's Equity for the years ended December 31, 2001, 2000 and 1999.

     - Consolidated Condensed Statements of Income for the three and nine months ended September 30, 2001 and 2000.

     - Consolidated Condensed Balance Sheets as of September 30, 2001 and December 31, 2000.

     - Consolidated Condensed Statements of Cash Flows for the nine months ended September 30, 2001 and 2000.

     - Consolidated Statements of Income for the years ended December 31, 2000, 1999 and 1998.

     -    Consolidated Balance Sheets as of December 31, 2000 and 1999.

     - Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998.

     - Consolidated Statements of Stockholder's Equity for the years ended December 31, 2000, 1999 and 1998.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                              PHH CORPORATION DEBT
                   (AS DEFINED IN THE NOTE PURCHASE AGREEMENT)
                                 MARCH 31, 2002
                                   (USD 000'S)

           DEBT                                                       TOTAL
                                                                  -------------
           CP                                                       1,116,906
           $750 5 year March 2005 Revolver Draw                       270,000
           Mobility - GBP 25 364 day UK Revolver Draw                  35,648
           MTN's                                                      662,649
           Bank Debt (non-revolver)                                         -
           Mobility - Kenosia Facility                                 67,901
           Sheffield Mortgage Warehouse (1 yr commitment)             408,399
           SSB Mortgage Warehouse (1 yr commitment)                    61,546
           Greyhound - VFN's ($1.4 billion max)                     1,312,217
           Greyhound - MTN's $550 10/06                               197,717
           Greyhound - MTN's $450 10/11                               450,000
           Greyhound - MTN's $425 9/06                                425,000
           Greyhound - MTN's $325 9/13                                325,000
           Greyhound - PMI's                                          169,396
           Greyhound - Other                                            9,268
           Greyhound - "Hunt Valley" - Chase Facility                 125,334
           WEX Savings Bank - CD's & Fed Funds Lines                   90,788
           Vehicle - Canada Bank Debt                                   8,286
           Vehicle - Other                                             29,838
           Other                                                          126
                                                                  -------------
           TOTAL DEBT                                               5,766,019
                                                                  =============
           Capital Leases                                               2,592

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                             [FORM OF SERIES A NOTE]

                                 PHH CORPORATION

                  6.99% SENIOR NOTE, SERIES A, DUE MAY 1, 2005

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 J@ 3

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.99% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.99% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES") of the Company in the aggregate principal amount of $82,000,000 which, together with the Company's (i) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (ii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iii) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (iv) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (v) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-A
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-A-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-A-3

                             [FORM OF SERIES B NOTE]

                                 PHH CORPORATION

                  7.55% SENIOR NOTE, SERIES B, DUE MAY 1, 2007

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 K* 3

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.55% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.55% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES") of the Company in the aggregate principal amount of $109,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"), (ii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iii) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (iv) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (v) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-B
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-B-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-B-3

                             [FORM OF SERIES C NOTE]

                                 PHH CORPORATION

                  8.05% SENIOR NOTE, SERIES C, DUE MAY 1, 2009

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 K@ 1

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.05% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.05% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES") of the Company in the aggregate principal amount of $154,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"), (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (iv) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (v) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-C
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-C-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-C-3

                             [FORM OF SERIES D NOTE]

                                 PHH CORPORATION

                  8.31% SENIOR NOTE, SERIES D, DUE MAY 1, 2012

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 K# 9

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.31% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.31% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES") of the Company in the aggregate principal amount of $20,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"), (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iv) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (v) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-D
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-D-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-D-3

                             [FORM OF SERIES E NOTE]

                                 PHH CORPORATION

                  6.82% SENIOR NOTE, SERIES E, DUE MAY 1, 2005

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 L* 2

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.82% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.82% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES") of the Company in the aggregate principal amount of $18,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"), (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iv) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (v) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-E
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-E-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-E-3

                             [FORM OF SERIES F NOTE]

                                 PHH CORPORATION

                  7.41% SENIOR NOTE, SERIES F, DUE MAY 1, 2007

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 L@ 0

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.41% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.41% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES") of the Company in the aggregate principal amount of $36,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES"), (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iv) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (v) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (vi) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-F
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-F-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-F-3

                             [FORM OF SERIES G NOTE]

                                 PHH CORPORATION

                  7.93% SENIOR NOTE, SERIES G, DUE MAY 1, 2009

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 L# 8

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.93% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.93% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES") of the Company in the aggregate principal amount of $19,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES") (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iv) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (v) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (vi) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES") and (vii) $5,000,000 aggregate principal amount of 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-G
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-G-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-G-3

                             [FORM OF SERIES H NOTE]

                                 PHH CORPORATION

                  8.22% SENIOR NOTE, SERIES H, DUE MAY 1, 2012

No. [_________]                                                    May ___, 2002
$[____________]                                                  PPN 693320 M* 1

     FOR VALUE RECEIVED, the undersigned, PHH CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 1, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.22% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.22% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of the 8.22% Senior Notes, Series H, due May 1, 2012 (the "SERIES H NOTES") of the Company in the aggregate principal amount of $5,000,000 which, together with the Company's (i) $82,000,000 aggregate principal amount of 6.99% Senior Notes, Series A, due May 1, 2005 (the "SERIES A NOTES") (ii) $109,000,000 aggregate principal amount of 7.55% Senior Notes, Series B, due May 1, 2007 (the "SERIES B NOTES"), (iii) $154,000,000 aggregate principal amount of 8.05% Senior Notes, Series C, due May 1, 2009 (the "SERIES C NOTES"), (iv) $20,000,000 aggregate principal amount of 8.31% Senior Notes, Series D, due May 1, 2012 (the "SERIES D NOTES"), (v) $18,000,000 aggregate principal amount of 6.82% Senior Notes, Series E, due May 1, 2005 (the "SERIES E NOTES"), (vi) $36,000,000 aggregate principal amount of 7.41% Senior Notes, Series F, due May 1, 2007 (the "SERIES F NOTES") and (vii) $19,000,000 aggregate principal amount of 7.93% Senior Notes, Series G, due May 1, 2009 (the "SERIES G NOTES"; the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being hereinafter collectively referred to as the "NOTES") were issued pursuant to separate Note Purchase

                                   EXHIBIT 1-H
                          (to Note Purchase Agreement)

Agreements, each dated as of May __, 2002 (as from time to time amended, collectively, the "NOTE PURCHASE AGREEMENTS"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-H-2

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 PHH CORPORATION


                                 By
                                    --------------------------------------------
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                                     E-1-H-3

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters to Be Covered In
                    OPINION OF SPECIAL COUNSEL TO THE COMPANY

                                    [TO COME]


                                EXHIBIT 4.4(a)(1)
                          (to Note Purchase Agreement)